AMENDMENT TO MASTER CUSTODIAN AGREEMENT

This Amendment to Master Custodian Agreement (“Amendment”) is made as of August 1, 2013, by and between each management investment company party thereto (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, each Fund and the Custodian entered into that certain Master Custodian Agreement dated as of January 1, 2007 (as amended, modified and supplemented from time to time, the “Agreement”); and

WHEREAS, each Fund and the Custodian desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing, each Fund, acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies, and the Custodian hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1. The following sentence is added at the end of the first paragraph of Section 15:

“Notwithstanding any other provision of this Agreement, the Custodian shall not be liable for the insolvency of any Foreign Sub-Custodian that is not a subsidiary of the Custodian; provided, however, that the foregoing shall not be applicable if the Custodian fails to comply with its obligations under this Agreement or as a Foreign Custody Manager pursuant to Rule 17f-5 with respect to such Foreign Sub-Custodian. For the avoidance of doubt, if the Custodian has met its standard of care hereunder and has fulfilled its obligations as a Foreign Custody Manager pursuant to Rule 17f-5 with respect to a Foreign Sub-Custodian, then the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of such Foreign Sub-Custodian that is not a subsidiary of the Custodian.”

2. The first sentence of Section 16(a) of the Agreement is hereby deleted and replaced with the following:

“This Agreement shall continue in full force and effect for an additional term (the “Additional Term”) commencing on the date hereof and ending December 31, 2020, and, after that, shall automatically renew for additional consecutive three (3) year terms, in each case unless either party gives one hundred eighty (180) days’ prior written notice to the other of its intent not to renew. During the Additional Term and thereafter, (i) either party may terminate this Agreement in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, in either case within 60 days’ written notice of such breach and (ii) a Fund may terminate this Agreement with respect to itself or its Portfolio(s) in the event that the Fund or its Portfolio(s) are liquidated or merged into or consolidated with another person. Upon termination of this Agreement pursuant to this paragraph with respect to any Fund or Portfolio, upon receipt of a final bill from the Custodian, the applicable Fund shall pay Custodian all accrued and unpaid fees and expenses under this Agreement. For the avoidance of doubt, the Funds reserve the right to close sleeves of the Portfolios and share classes of the Funds without penalty.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. The provisions of Sections 14 and 15 of this Agreement shall survive termination of this Agreement for any reason

This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.”

3. Sections 16(b), 16(c), 16(d), 16(e) and 16(g) of the Agreement are hereby deleted in their entirety. Section 16(f) of the Agreement is hereby re-lettered Section 16(b).

4. Section 21.9 of the Agreement is hereby modified to update the Funds’ and the Custodian’s contact information as follows:

“To any Fund:	c/o PUTNAM FIDUCIARY TRUST COMPANY
One Post Office Square
Boston, Massachusetts 02019

Attention: Suzanne Deshaies, Senior Operations Leader
Telephone: 617-760-5110

With a copy to:	Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199

Attention: John W. Gerstmayr
Telephone: 617-951-7393”

“To the Custodian:	STATE STREET BANK AND TRUST COMPANY
1200 Crown Colony Drive
Quincy, MA 02169

Attention: Michael E. Hagerty, Senior Vice President
Telephone: 617-662-3630
Telecopy: 617-662-3690”

5. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

6. Schedule 1 to the Investment Administration Services Addendum to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule I.

7. Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

8. A copy of the Declaration of Trust of each Fund is on file with the Secretary of The Commonwealth of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations under this Amendment and the Agreement of any such Fund shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Fund personally, but bind only the trust property of such Fund. Furthermore, notice is given that the assets and liabilities of each series of each Fund that is a series company are separate and distinct and that the obligations of or arising out of this Amendment and the Agreement are several and not joint and are binding only on the assets or property of each series with respect to its obligations. In the case of each Fund, the execution and delivery of this Agreement on its behalf has been authorized by its trustees, and signed by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall only bind the trust property of each Fund.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first written above.

EACH MANAGEMENT INVESTMENT COMPANY PARTY
TO THE MASTER CUSTODIAN AGREEMENT

By: Jonathan S. Horwitz
Name:	Jonathan S. Horwitz
Title:	Executive Vice President,
Principal Executive Officer
And Compliance Liaison

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael. F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

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APPENDIX A
TO
MASTER CUSTODIAN AGREEMENT

	Putnam Fund	State Street
FUND/PORTFOLIO	#	Fund #
PUTNAM AMERICAN GOVERNMENT INCOME FUND	033	38MG
PUTNAM ARIZONA TAX EXEMPT INCOME FUND	855	38RH

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund	259	38MY
Putnam Dynamic Asset Allocation Conservative Fund	264	38MZ
Putnam Dynamic Asset Allocation Growth Fund	250	38MX

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND	027	38Q5
PUTNAM CONVERTIBLE SECURITIES FUND	008	38QG
PUTNAM DIVERSIFIED INCOME TRUST	075	38MS
PUTNAM EQUITY INCOME FUND	012	38QH
PUTNAM EUROPE EQUITY FUND	057	38MH

PUTNAM FUNDS TRUST
on behalf of:
Putnam Absolute Return 100 Fund	EB3	38V5
Putnam Absolute Return 300 Fund	EC3	38V6
Putnam Absolute Return 500 Fund	DK6	38V7
Putnam Absolute Return 700 Fund	ED8	38V8
Putnam Asia Pacific Equity Fund	GC4	38CA
Putnam Capital Spectrum Fund	GA6	38VW
Putnam Dynamic Asset Allocation Equity Fund	FL7	38ZA
Putnam Dynamic Risk Allocation Fund	EC2	38BG
Putnam Emerging Markets Equity Fund	CT2	38P4
Putnam Emerging Markets Income Fund	NE3	38AN
Putnam Equity Spectrum Fund	GA7	38VX
Putnam Floating Rate Income Fund	29X	38PJ
Putnam Global Consumer Fund	EJ3	38VA
Putnam Global Dividend Fund	NE9	38AO
Putnam Global Energy Fund	EK2	38VB
Putnam Global Financials Fund	EK9	38VD
Putnam Global Industrials Fund	EL8	38VE
Putnam Global Sector Fund	GV5	38WA
Putnam Global Technology Fund	EM7	38VF
Putnam Global Telecommunications Fund	EN6	38VG
Putnam Intermediate-Term Municipal Income Fund	ND5	38AM
Putnam International Value Fund	2CE	38ND
Putnam Low Volatility Equity Fund	NF7	38AP
Putnam Money Market Liquidity Fund	AD5	38UM
Putnam Multi-Cap Core Fund	HF8	38WG
Putnam Retirement Income Fund Lifestyle 2	LF2	38BA
Putnam Retirement Income Fund Lifestyle 3	7BF	38PL

	Putnam Fund	State Street
FUND/PORTFOLIO	#	Fund #
Putnam Short Duration Income Fund	LU7	38BE
Putnam Short Term Investment Fund	NB2	38AJ
Putnam Short-Term Municipal Income Fund	NC7	38AL
Putnam Small Cap Growth Fund	2HF	38NI
Putnam Strategic Volatility Equity Fund	NG5	38AQ

PUTNAM GLOBAL EQUITY FUND	005	38QE
PUTNAM GLOBAL HEALTH CARE FUND	021	38QJ
PUTNAM GLOBAL INCOME TRUST	041	38QL
PUTNAM GLOBAL NATURAL RESOURCES FUND	018	38MD
PUTNAM GLOBAL UTILITIES FUND	840	38Q1
PUTNAM HIGH INCOME SECURITIES FUND	061	38MJ
PUTNAM HIGH YIELD ADVANTAGE FUND	060	38MI
PUTNAM HIGH YIELD TRUST	014	38PD
PUTNAM INCOME FUND	004	38QD
PUTNAM INTERNATIONAL EQUITY FUND	841	38NX

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Capital Opportunities Fund	2II	38S9
Putnam Growth Opportunities Fund	2AP	38QR
Putnam International Capital Opportunities Fund	2AZ	38PG
Putnam International Growth Fund	539	38NV
Putnam Multi-Cap Value Fund	2OV	38NO
Putnam Research Fund	2AQ	38NB
Putnam Small Cap Value Fund	2MF	38NL

PUTNAM INVESTORS FUND	003	38QB
PUTNAM MANAGED MUNICIPAL INCOME TRUST	052	38R1
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND	845	38RD
PUTNAM MASTER INTERMEDIATE INCOME TRUST	074	38MR
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND	846	38RE
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND	847	38RF
PUTNAM MONEY MARKET FUND	010	38Q2
PUTNAM MORTGAGE RECOVERY FUND	MC3	38VU
PUTNAM MULTI-CAP GROWTH FUND	852	38NY
PUTNAM MUNICIPAL OPPORTUNITIES TRUST	582	38RB
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND	019	38Q4
PUTNAM NEW YORK TAX EXEMPT INCOME FUND	030	38Q6
PUTNAM OHIO TAX EXEMPT INCOME FUND	848	38RG
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND	047	38R0
PUTNAM PREMIER INCOME TRUST	073	38MQ

PUTNAM RETIREMENT READY FUNDS
on behalf of:
Putnam RetirementReady 2055 Fund	KT2	38KB
Putnam RetirementReady 2050 Fund	7CR	FFAM

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	Putnam Fund	State Street
FUND/PORTFOLIO	#	Fund #
Putnam RetirementReady 2045 Fund	40M	FFAD
Putnam RetirementReady 2040 Fund	40F	FFAB
Putnam RetirementReady 2035 Fund	49Y	FFAL
Putnam RetirementReady 2030 Fund	49R	FFAJ
Putnam RetirementReady 2025 Fund	49K	FFAI
Putnam RetirementReady 2020 Fund	49D	FFAH
Putnam RetirementReady 2015 Fund	48W	FFAG
Putnam Retirement Income Funds Lifestyle 1	48P	FFAF

PUTNAM TAX EXEMPT INCOME FUND	011	38Q3
PUTNAM TAX EXEMPT MONEY MARKET FUND	062	38R4

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam AMT-Free Municipal Fund	035	38Q7
Putnam Tax-Free High Yield Fund	036	38Q8

PUTNAM US GOVERNMENT INCOME TRUST	032	38MF

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Absolute 500 Return Fund	LC3	38AD
Putnam VT American Government Income Fund	2PX	38NP
Putnam VT Capital Opportunities Fund	23K	38QO
Putnam VT Diversified Income Fund	961	38PA
Putnam VT Equity Income Fund	23N	38QP
Putnam VT George Putnam Balanced Fund	2IS	38QV
Putnam VT Global Asset Allocation Fund	070	38MO
Putnam VT Global Equity Fund	016	38QI
Putnam VT Global Health Care Fund	2IW	38QW
Putnam VT Global Utilities Fund	152	38QN
Putnam VT Growth and Income Fund	066	38ML
Putnam VT Growth Opportunities Fund	2PU	38QY
Putnam VT High Yield Fund	067	38MN
Putnam VT Income Fund	068	38QM
Putnam VT International Equity Fund	2DO	38NF
Putnam VT International Growth Fund	2DP	38NG
Putnam VT International Value Fund	2DN	38NE
Putnam VT Investors Fund	2IO	38QU
Putnam VT Money Market Fund	069	38RG
Putnam VT Multi-Cap Growth Fund	098	38PF
Putnam VT Multi-Cap Value Fund	23H	38MV
Putnam VT Research Fund	2LA	28PH
Putnam VT Small Cap Value Fund	2MJ	38NM
Putnam VT Voyager Fund	065	38PE

PUTNAM VOYAGER FUND	007	38MB

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	Putnam Fund	State Street
FUND/PORTFOLIO	#	Fund #
THE GEORGE PUTNAM FUND OF BOSTON	001	38QA
THE PUTNAM FUND FOR GROWTH AND INCOME	002	38MA

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Schedule 1 to Investment Administration Services Addendum to Custody
Agreement with the Funds (Retail Funds)

Services

Trade Settlement	Provide daily failed trades reporting reflecting current failed trades with fail reason if known. Assist in the resolution of failed trades.

Corporate Actions	Monitor and report notifications of both non-voluntary and
voluntary corporate actions to the Manager from multiple sources.
Monitor responses from Manager's portfolio managers, and
transmit responses to custodians and other mutually agreed upon parties.

Reconciliations	(Position, Cash) Identify, assign and work to resolve exceptions between custody and accounting records at State Street.

Identify, assign and work to resolve exceptions between position data held at the Manager and the data maintained by State Street.

Management Reporting	Prepare standard reports for the Manager as such reports are agreed upon in the Service Level Standards.

Cash Availability & Forecasting	Gather and report the amount of available cash contained in
portfolios. Forecast and report on future cash availability.